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                                                                   Exhibit II.5.
                        Form of Dealer Manager Agreement

                            DEALER MANAGER AGREEMENT
                            ------------------------

                                                                 January 7, 2003

Credit Suisse First Boston (Europe) Limited
One Cabot Square
London E14 4QJ
England

Ladies and Gentlemen:

1.   The Exchange Offer. Wal-Mart Stores, Inc., a Delaware corporation (the
     ------------------
     "Offeror" or "Wal-Mart"), proposes to exchange (hereinafter referred to, together with any amendments, supplements or extensions thereof, as the "Exchange Offer") any and all outstanding 8.375% Notes due 2007, 10.875% Bonds due 2010 and 6.625% Notes due 2015, (the "Target Notes") of Asda Group Limited, a company incorporated under the laws of England and Wales ("Asda") for Fixed Rate Notes due 2013 of Wal-Mart (the "Wal-Mart Notes"), on the terms and subject to the conditions set forth in the Exchange Offer Material (as hereinafter defined) as the same may be amended or supplemented from time to time. Capitalized terms used and not defined herein have the meaning assigned to such terms in the Exchange Offer Material.

2.   Appointment as Dealer Manager.  The Offeror hereby appoints you and your
     -----------------------------
     affiliates as dealer managers, solicitation agents and authorized adviser (collectively in such capacities, the "Dealer Manager" or "you") and authorizes you to act as such in connection with the Exchange Offer. On the basis of the representations, warranties and covenants of the Offeror contained herein, you agree, in accordance with your customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by investment banks in connection with exchange offers of a like nature, including, but not limited to, using reasonable efforts to solicit tenders of all of the Target Notes pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with securities depositaries, brokers, dealers, commercial banks and trust companies and other holders of Target Notes. You have been engaged to act as the sole Dealer Manager in connection with the Exchange Offer and in such capacity, you shall act as an independent contractor, and other than as required in accordance with the listing rules (the "Listing Rules") published by Financial Services Authority (the "FSA") acting in its capacity as the competent authority (the "UKLA") for the purposes of Part VI of the Financial Services and Markets Act 2000 (the "FSMA"), each of your duties arising out of your engagement pursuant to this Agreement shall be owed solely to the Offeror.

     The Offeror further authorizes you to communicate with Bank One, N.A., in its capacity as exchange agent for the Exchange Offer (the "Exchange Agent"), with Georgeson Shareholder Services LLC, in its capacity as information agent, with respect to matters relating to the Exchange Offer (the "Information Agent") and Bank One, N.A. in its capacity as London paying and transfer agent (the "London Agent"). The Offeror has instructed the Exchange Agent to advise you at least daily as to the number of Target Notes which have been tendered pursuant to the Exchange Offer and as to such other matters in connection with the Exchange Offer as you may request.

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3.   No Liability for Acts of Brokers, Dealers, Banks and Trust Companies.
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     Neither you nor any of your affiliates shall have any liability to the
     Offeror or any other person for any losses, claims, damages, liabilities and expenses (each, a "Loss" and collectively, the "Losses") arising from any act or omission on the part of any broker or dealer in securities (a "Dealer"), bank or trust company, or any other person, and neither you nor any of your affiliates shall be liable for any Losses arising from your own acts or omissions in performing your obligations as Dealer Manager or as a Dealer hereunder or otherwise in connection with the proposed Exchange Offer, except for any such Losses which are finally judicially determined to have resulted primarily from your bad faith, willful misconduct or gross negligence. In soliciting or obtaining tenders, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Offeror or any of its affiliates, and you, as Dealer Manager, are not to be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Offeror or any of its affiliates, security holders, creditors or of any other person. In soliciting or obtaining tenders, you shall not be and shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Offeror or any of its affiliates in connection with the Exchange Offer, any acceptance of the Target Notes, or otherwise, and neither the Offeror nor any of its affiliates shall be deemed to act as your agent. The Offeror shall have sole authority for the acceptance or rejection of any and all tenders.

4.   The Exchange Offer Material and Withdrawal Rights.  The Offeror agrees to
     -------------------------------------------------
     furnish you, at its expense, with as many copies as you may reasonably request of (i) the offering memorandum, dated January 7, 2003, pertaining to the Exchange Offer (the "Offering Memorandum") and each offering circular, solicitation statement, disclosure document, or other explanatory statement, or other report, filing, document, release or communication mailed, delivered, published, or filed by or on behalf of the Offeror in connection with the Exchange Offer, (ii) each of the documents that is filed by the Offeror with any governmental entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government in either the United States, the United Kingdom or the European Community, including without limitation any United States federal, state or local entity or any non-U.S. political subdivision or court (each a "Governmental Agency") in connection with the Exchange Offer,
     (iii) each document required to be filed by the Offeror with the FSA in its capacity as UKLA or otherwise or the London Stock Exchange plc (the "Exchange") in connection with the Exchange Offer, (iv) each document required to be filed with the United States Securities and Exchange Commission (the "Commission") pursuant to the provisions of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the "Securities Act"), and the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the "Exchange Act"), pertaining to the Exchange Offer during the term of this Agreement, including Form CB and all documents and exhibits thereto and (v) each appendix, attachment, modification, amendment or supplement to any of the foregoing and all related documents, including but not limited to each letter or evidence of tender by holders of Target Notes received by, or on behalf of, the Offeror (each of (i), (ii), (iii), (iv) and (v) together with each document incorporated by reference into any of the foregoing, the "Exchange Offer Material").

     The Exchange Offer Material has been or will be prepared and approved by, and is the sole responsibility of, the Offeror. At the commencement of the Exchange Offer, the Offeror shall cause timely to be sent, to each holder of any Target Notes legally or contractually entitled thereto and identified by or to the Offeror, the Offering Memorandum and any of the

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     other Exchange Offer Material prepared by the Offeror expressly for use by holders of Target Notes tendering in the Exchange Offer. Thereafter, to the extent practicable, until the expiration of the Exchange Offer, the Offeror shall use its reasonable efforts to cause copies of such materials to be sent to each person who becomes a holder of a beneficial interest in any applicable Target Notes.

     The Offeror acknowledges and agrees that you may use the Exchange Offer Material as specified herein without assuming any responsibility for independent investigation or verification on your part of the accuracy or adequacy thereof and the Offeror represents and warrants to you that you may rely on the accuracy and adequacy of any information delivered to you by or on behalf of the Offeror without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the Offeror's assets or liabilities.

     The Offeror confirms that it has authorized the Dealer Manager to make or cause to be made an application on its behalf for the Wal-Mart Notes to be admitted to the Official List of the UKLA and to be traded on the Exchange's market for listed securities.

     The Offeror agrees that no Exchange Offer Material will be used in connection with the Exchange Offer or the transactions contemplated thereby or filed with the Commission or any other Governmental Agency with respect to the Exchange Offer or the transactions contemplated thereby without first obtaining your prior approval (which approval shall not be unreasonably withheld or delayed (it being understood that any delay that would result in the Offeror violating any applicable law would be unreasonable)). In the event that the Offeror (a) uses or permits the use of any Exchange Offer Material in connection with the Exchange Offer or files any such material with the Exchange or any Governmental Agency (including the Commission) without your prior approval or (b) shall have breached any of its representations, warranties, agreements or covenants herein, then you shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any Indemnified Person (as hereinafter defined) for such withdrawal, and without loss of any right to the indemnification provided in Section 12 hereof, the payment of all fees and expenses payable under this Agreement, which have accrued to the date of such withdrawal or would otherwise be due to you on such date, or the benefit of any other provisions surviving such withdrawal pursuant to Section 15 hereof. If you withdraw as Dealer Manager, the fees accrued and reimbursement for your expenses through the date of such withdrawal shall be paid to you on or promptly after such date.

5.   Compensation. The Offeror agrees to pay you, as compensation for your
     ------------
     services as Dealer Manager in connection with the Exchange Offer, a fee of equal to _________% (___________) of the principal amount of Wal-Mart Notes issued pursuant to the Exchange Offer, which fee will be payable to the Dealer Manager on the Settlement Date.

6.   Expenses of Dealer Manager and Others. In addition to your compensation for
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     your services hereunder pursuant to Section 5 hereof, the Offeror agrees to pay directly, or reimburse you, as the case may be, for (a) all fees and expenses incurred by you relating to the preparation, printing, filing, mailing and publishing of Exchange Offer Material, (b) all initial and ongoing fees and expenses of the Exchange Agent, the Information Agent, the London Agent or other persons rendering services in connection with the Exchange Offer in accordance with the terms of the Offeror's agreements with each such person, (c) all advertising charges in connection with the Exchange Offer or the transactions contemplated thereby, including those of any public relations firm or other person or entity rendering

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     services in connection therewith, (d) all fees, if any, payable to Dealers
     (including you), and banks and trust companies as reimbursement for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, (e) all fees and expenses, if any, payable in connection with the registration or qualification of the Wal-Mart Notes under applicable United States "blue sky" state or similar non-U.S. securities laws, (f) all fees and expenses relating to the listing of the Wal-Mart Notes on the Exchange and (g) all other out-of-pocket fees and expenses incurred by you in connection with the Exchange Offer or the transactions contemplated thereby or otherwise in connection with the performance of your services hereunder in an amount agreed upon between the Offeror and you (including advertising and announcement expenses and fees and disbursements of your legal counsel in an amount agreed upon between the Offeror and you), provided, however, that the Offeror will not pay directly or reimburse you for any value added tax except to the extent that such tax (1) is imposed on fees and disbursements listed in the parenthetical of subsection (g) of this Section 6 and (2) does not exceed $19, 250. All payments to be made by the Offeror pursuant to this Section 6 shall be made promptly against delivery to the Offeror of statements therefor. The Offeror shall be liable for the foregoing payments whether or not the Exchange Offer or the transactions contemplated thereby are commenced, withdrawn, terminated or cancelled prior to the acceptance of any Target Notes or whether the Offeror or any of its subsidiaries or affiliates acquires any Target Notes pursuant to the Exchange Offer or whether you withdraw pursuant to Section 4 hereof.

7.   Noteholder Lists. The Offeror will cause the Information Agent and the
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     Exchange Agent, as the case may be, to provide you, to the extent available, with cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the principal amount of Target Notes held by, the holders of Target Notes as of a recent date and will cause the Information Agent and the Exchange Agent, as the case may be, to advise you from day to day during the period of the Exchange Offer as to any transfers of record of Target Notes. The Offeror will have no liability to you or any other person for the inaccuracy or incompleteness of any such information.

8.   Additional Obligations of the Offeror.
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     a)   Unless the Offeror terminates the Exchange Offer, the Offeror will prepare and file, as required, any and all necessary amendments or supplements to any of the Exchange Offer Material, will promptly furnish to you true and complete copies of each such amendment and supplement within a reasonable period of time prior to the transmission thereof to any Governmental Agency, the Exchange and/or holders of Target Notes, as the case may be, and will use its reasonable efforts to obtain all necessary approvals from any Governmental Agency as promptly as practicable.

     b) The Offeror shall advise you promptly of (i) the occurrence of any event which would cause the Offeror to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Offeror to exercise any right not to accept Target Notes tendered under the Exchange Offer,
          (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in any of the Exchange Offer Material then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) any proposal or requirement to make, amend or supplement any filing required by any Governmental Agency laws in connection with the Exchange Offer or to make any filing in connection with the Exchange Offer pursuant to applicable law, rule or

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          regulation, (iv) the issuance by any Government Agency, the FSA, or the Exchange of any comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, will furnish you with a copy thereof), (v) any request for information or other action by any Government Agency or the Exchange in connection with the Exchange Offer, (vi) any material developments in connection with the Exchange Offers, including, without limitation, the commencement of any lawsuit concerning the Exchange Offer and (vii) any other information relating to the Exchange Offer, the Exchange Offer Material or this Agreement which you may from time to time reasonably request. You agree that you will maintain in confidence, and not disclose, distribute or otherwise disseminate to any person (other than the persons within your organizations that are directly engaged in providing services to the Offeror with respect to the Exchange Offer and your attorneys, each of whom shall be notified of the existing and agree to be bound by this confidentiality agreement) or use any information provided to you pursuant to this Section 8 b) or any other provision of this Agreement or otherwise that is material nonpublic information concerning the Offeror or that the Offeror otherwise identifies in writing as confidential information without prior express consent; provided, however that you shall not be required to maintain in confidence (i) any information which at the time of disclosure by you is publicly available, or information which later becomes publicly available through no act or omission of you in violation of this Agreement, (ii) any information you can demonstrate was in your possession prior to your disclosure or that you acquired from a third party who, to your knowledge, did not acquire such information on a confidential basis from the Offeror or (iii) any information required to be disclosed by you to the Exchange, any Governmental Agency or pursuant to applicable law. If at any time the qualification of the Exchange Offer or the Wal-Mart Notes is suspended or enjoined by any Governmental Agency, the FSA or the Exchange, the Offeror shall make reasonable efforts to obtain the withdrawal of such order at the earliest practicable time.

     c) Prior to the issuance of the Wal-Mart Notes, the Offeror shall (i) obtain the qualification thereof and all necessary approvals under applicable U.S. and non-U.S. laws as may be required for the consummation of the Exchange Offer provided that in connection therewith the Offeror shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction and (ii) comply with any requirements of the Exchange and applicable Governmental Agencies with respect to the Exchange Offer, including the listing of the Wal-Mart Notes on the Exchange and shall furnish you with preliminary and final forms of any documentation evidencing such qualification, approval and listing; provided, however, that the foregoing covenant shall not limit in any manner the Offeror's right not to commence the Exchange Offer or to terminate the Exchange Offer at your sole discretion.

     d) Until the Exchange Offer is completed or terminated, the Offeror will deliver to you, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Offeror to its security holders, and of all current, regular and periodic reports filed by the Offeror or any of its subsidiaries with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions. Such financial statements, reports, notice and proxy statements shall be deemed to have been delivered on the date on which the Offeror files such financial statements, reports, notices, proxy statements or documents containing such financial statements or notices with the Commission and they are posted on the Commission's website at www.sec.gov or the Offeror posts such
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          financial statements, reports, notices, proxy statements or documents containing such financial statements or notices on its website.

     e) In making and consummating the Exchange Offer, the Offeror will fully comply in a timely manner in all material respects with the applicable requirements of the Securities Act and the Exchange Act, the FSMA and any applicable rules and regulations promulgated thereunder and any other applicable non-U.S. laws and requirements.

     f) The Offeror undertakes to effect delivery to the Registrar of Companies in England and Wales for registration in accordance with
          Section 83 of the FSMA of copies of the Offering Memorandum on or before the date of publication of the Offering Memorandum.

     g) The Offeror will pay, and, to the extent permitted by applicable law, indemnify and hold harmless the holders of the Target Notes and their affiliates from, any United Kingdom stamp or stamp duty reserve or similar transfer tax or duty (but not any registration duty or any value added tax), and any related interest or penalties thereon of the United Kingdom that would otherwise be payable by the holders of the Target Notes on the transfer of their Asda Debt Securities pursuant to the Exchange Offer.

9.   Additional Representations, Warranties and Agreements of the Offeror.  The
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     Offeror represents, warrants and agrees that:

     a) The Exchange Offer Material complies or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, with all applicable rules or regulations of the Commission and any other Governmental Agency, including applicable United States "blue sky" state or similar non-U.S. securities laws; and none of the Exchange Offer Material contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading, and any further documents filed and incorporated by reference in any amendment or supplement to the Offering Memorandum, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     b) Otherwise than due to any non-compliance by the Dealer Manager with the restriction contained in Section 10 or non-approval by the Dealer Manager of the advertisement in The Financial Times or press releases to be published by Wal-Mart or Asda, as the case may be, subject to their being in form satisfactory to the Dealer Manager (each a "Dealer Manager Failure"), the issue and exchange of Wal-Mart Notes for Target Notes pursuant to the Exchange Offer, the execution, delivery and performance of this Agreement, the Wal-Mart Notes and the indenture dated as of December 11, 2002 (the "Indenture") by the Offeror and the consummation by the Offeror of the transactions contemplated by this Agreement, the Wal-Mart Notes, the Indenture and the Exchange Offer Material (collectively, the "Transactions") will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any indenture, mortgage, deed of trust, note,

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          loan agreement or other agreement or instrument to which the Offeror,
          Asda or any of their respective subsidiaries is a party or by which the Offeror, Asda or any of their respective subsidiaries is bound or to which any of the property or assets of the Offeror, Asda or their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the Bylaws of the Offeror, the charter or similar organizational documents of Asda, the Listing Rules or any statute or any judgment, order, decree, rule or regulation of the Exchange, the Commission or any other Governmental Agency having jurisdiction over the Offeror, Asda or any of their respective subsidiaries or any of their properties.

     c) Otherwise than due to any Dealer Manager Failure, the Transactions comply and will comply in all material respects with all applicable requirements of United States federal, state, local and applicable non-U.S. laws, including, without limitation, the Listing Rules and all other applicable rules and regulations of the Exchange, the FSA, the Commission and other Governmental Agencies, and all applicable judgments, orders or decrees, and no consent, approval, authorization, order, exemption, registration or qualification or other action of, or filing with or notice to, the Exchange, the FSA, the Commission or any other Governmental Agency is required for the consummation by the Offeror of the Transactions, except such as have been, or will have been obtained, made or given and all statutory or regulatory waiting periods will have elapsed, prior to the acceptance of the Target Notes on the settlement date (the "Settlement Date") and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable United States "blue sky" state or similar non-U.S. securities laws in connection with the Exchange Offer.

     d) Each of this Agreement, the Exchange Offer, the Indenture, the Wal-Mart Notes and the Target Notes conforms or will conform, as the case may be, in all material respects to the descriptions thereof contained in the Offering Memorandum, as amended or supplemented, and in any of the other Exchange Offer Material.

     e) The Offeror has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other ) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Offeror has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

     f) (i) The Offeror has full corporate power and authority to take and has duly taken all necessary corporate action to authorize the Transactions and the execution, delivery and performance of all related documents, and (ii) this Agreement, the Exchange Offer Material and all related documents have been duly authorized, executed and delivered, as the case may be, on behalf of the Offeror, and this Agreement is the legal, valid and binding obligation of the Offeror enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity.

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     g)   The Offeror has no knowledge of any material fact or information concerning the Offeror or Asda or any of their respective subsidiaries, or the operations, assets, condition (financial or otherwise) or prospects of the Offeror, Asda or any of their respective subsidiaries, which is required to be made generally available to the public and which has not been, or is not being, or will not be, made generally available to the public through the Exchange Offer Material or otherwise.

     h) Other than as described or referred to in the Offering Memorandum, there are no legal or governmental proceedings, actions or suits pending to which the Offeror, Asda or any of their respective subsidiaries is a party or of which any property of the Offeror, Asda or any of their respective subsidiaries is the subject that, if determined adversely to the Offeror, Asda or any of their respective subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Offeror or its subsidiaries; and, to the best of the Offeror's knowledge, no such proceedings, actions or suits are threatened or contemplated by any Governmental Agency or threatened by others.

     i) None of the Offeror or its subsidiaries have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any material change in the capital stock or long-term debt of the Offeror or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management financial position, stockholders' equity or results of operations of the Offeror or its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum.

     j) The Offeror has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Offeror have been duly and validly authorized and issued and are fully paid and nonassessable and all of the issued shares of capital stock of each subsidiary of the Offeror have been duly and validly authorized and issued, are fully paid and nonassessable and (except for directors' qualifying shares and except as otherwise set forth in the Offering Memorandum) are owned directly or indirectly by the Offeror, free and clear of all liens, encumbrances, equities or claims.

     k) The Offeror and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not individually or in the aggregate materially affect the consolidated financial position, stockholders' equity or results of operation of the Offeror and its subsidiaries and do not interfere with the use made and proposed to be made of such property by the Offeror and its subsidiaries; and any real property and buildings held under lease by the Offeror and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Offeror and its subsidiaries.

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     l)   The Offeror, Asda and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and the Offeror has not and, to its knowledge, none of Asda and any of its other subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Offeror, Asda and their respective subsidiaries considered as one enterprise.

     m) The Wal-Mart Notes have been duly authorized, and, when the Wal-Mart Notes are issued and delivered in accordance with the terms of the Exchange Offer, the Wal-Mart Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Offeror entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and will constitute a valid and legally binding instrument, enforceable in accordance with its terms with respect to the Wal-Mart Notes upon their issuance in accordance with the terms of the Indenture and the Exchange Offer, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     n) Ernst & Young, LLP, who have certified certain financial statements of the Offeror and its subsidiaries, are, to the best knowledge of management of the Offeror, independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

     o) The consolidated financial statements (including the related notes and supporting schedules) of the Offeror included in the Offering Memorandum present fairly the financial position of the Offeror and its consolidated subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified; except as otherwise stated therein, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise may be noted in the notes to those financial statements); and the selected and other financial information in the Offering Memorandum presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

     p) The Exchange Offer complies with the requirements for the exemption for offerings in connection with an exchange offer for the securities of a "foreign private issuer" under Rule 802 under the Securities Act and the Offering Memorandum as of its date meets the requirements of Rule 802 under the Securities Act. Asda is a "foreign private issuer" as defined in Rule 3b-4 of the Exchange Act. The Exchange Offer complies in all material respects with the requirements of Rule 14d-1(c), also referred to as Tier I, under the Exchange Act providing an exemption from the requirements of Sections 14(d)(1) through 14(d)(7) of the Exchange Act, Regulation 14D and Rules 14e-1 and 14e-2 under the Exchange Act.

     q) No form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) was or will be used or engaged in by the Offeror or any of its representatives in interstate commerce in the United States in connection with the issue and exchange of Wal-Mart Notes for Target Notes pursuant to the Exchange Offer (except as required pursuant to Rule 802 under the Securities Act). Neither the Offeror, Asda, or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, sold, offered for sale, solicited offers to buy, exchange or otherwise negotiated in respect of any "security" (as defined in the Securities
          Act) which is or could be integrated with the issuance of the Wal-Mart Notes pursuant to the Exchange Offer in a manner that would require the registration of the Wal-Mart Notes under the Securities Act.

     r) The issuance of the Wal-Mart Notes pursuant to the Exchange Offer and the resale of the Wal-Mart Notes by the holders thereof in the manner contemplated by the Offering Memorandum do not require the registration of the Wal-Mart Notes under the Securities Act, any filing with the Commission pursuant to the Exchange Act (except for any filings made on or prior to the Settlement Date) or the qualification of the Indenture under the United States Trust Indenture Act of 1939, as amended.

     s) Prior to the delivery of the Offering Memorandum to the Registrar of Companies in England and Wales, the Offering Memorandum has been approved by or on behalf of the UKLA as a prospectus as required by the Listing Rules and the Offering Memorandum complies with the Listing Rules.

     t) The Exchange Offer as conducted by the Offeror has been and will be made only in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) to which such regulations apply and, other than due to any Dealer Manager Failure, in accordance with all other laws applicable in the United Kingdom.

     u) Otherwise than due to any Dealer Manager Failure, the Offeror has complied in all material respects with the FSMA and all applicable rules and regulations promulgated thereunder and none of the Exchange Offer Materials have been entered into in the course of carrying on regulated activities in the United Kingdom in contravention of section 19 of the FSMA nor in the course of, nor in consequence of, any communication (within the meaning of section 21 of the FSMA) in contravention of section 21 of the FSMA and none of the Exchange Offer Materials is an agreement to which section 26(1) or 27(1) of the FSMA applies.

     v) No stamp or other issuance, transfer or registration taxes or duties and no withholding taxes of any nature are payable by the holders of the Target Notes in the United Kingdom or to any political subdivision or taxing authority thereof or therein, in each case, in connection with the Transactions.

10.  Representations, Warranties and Agreements of the Dealer Manager.  The
     ----------------------------------------------------------------
     Dealer Manager represents, warrants and agrees to the Offeror in relation to the Exchange Offer and the Wal-Mart Notes that:

     a) The Dealer Manager has not and will not make any general solicitation or general advertising (except as may be required pursuant to Rule 802 under the Securities Act) as to the Exchange Offer in interstate commerce in the United States or offer on behalf of the Offeror the Wal-Mart Notes in any manner that would constitute a violation of the Securities Act or Exchange Act and that any actions taken or to be taken by the Dealer Manager in connection with the Exchange Offer have been taken and will be taken in a manner consistent with, and that will permit the Exchange Offer to comply with, the terms of Rule 802 of the Commission and Rule 14d-1(c) of the Commission.

     b) The Dealer Manager (i) has not offered or sold and will not offer or sell any Wal-Mart Notes to persons in the United Kingdom prior to publication of the Offering Memorandum; (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Wal-Mart Notes in, from or otherwise involving the United Kingdom; and (iii) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Wal-Mart Notes in circumstances in which section 21(1) of the FSMA does not apply to the Offeror.

     c) The Dealer Manager will not disseminate any written material for or in connection with the solicitation of tenders of Target Notes pursuant to the Exchange Offer other than the Exchange Offer Material.

          The Dealer Manager acknowledges that, other than the approval of the Offering Memorandum together with each Supplementary Offering Memorandum as a prospectus in accordance with the listing rules made under Part VI of the FSMA, the application for admission to listing to the UK Listing Authority, the application for admission to trading to the London Stock Exchange, the delivery of copies of the Offering Memorandum to the Registrar of Companies in England and Wales for registration in accordance with Section 83 of the FSMA (and the approval and delivery of the Supplementary Offering Memorandum), the approval by Credit Suisse First Boston (Europe) Limited of certain press releases and notices, and the delivery (electronically or otherwise) of the Offering Memorandum and each Supplementary Offering Memorandum to the holders of Target Notes in the United Kingdom, no action has been taken or will be taken by the Dealer Manager (on behalf of itself or on behalf of the Offeror) to permit or effect a public offering of the Wal-Mart Notes or the distribution of the Offering Memorandum in any jurisdiction.

          The Dealer Manager represents, warrants and agrees to observe all applicable laws and regulations in any jurisdiction in which it may solicit tenders of Asda Debt Securities; and that it will not directly or indirectly solicit tenders of Asda Debt Securities or distribute or publish any offering circular, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except in circumstances that will result in compliance with all applicable laws and regulations.

11.  Conditions to Obligations of the Dealer Manager.  Your obligation to render
     -----------------------------------------------
     services pursuant to this Agreement shall at all times be subject to the satisfaction of the following continuing conditions:

     a) The Offeror at all times shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

     b) All representations, warranties, covenants and other statements of the Offeror contained in this Agreement are now, at the commencement of, and at all times during the continuance, and upon the consummation of, the Exchange Offer, shall be, true and correct in all material respects.

     c) No government order suspending or enjoining the offer, issuance, delivery or exchange of the Wal-Mart Notes pursuant to the Exchange Offer has been issued and no proceedings for that purpose are pending or, to the knowledge of the Offeror, are contemplated, and any request of the Exchange, the FSA, the UKLA, the Commission or any other Government Agency for additional information (to be included in the Offering Memorandum or other Exchange Offer Material) has been complied with or otherwise satisfied.

     d) You shall have received an opinion dated the date hereof of Hughes and Luce, special U.S. counsel to the Offeror, with respect to the matters set forth in Exhibit A-1. The Offeror shall have received an opinion addressed to the Offeror dated the date hereof of Simmons & Simmons, special U.K. counsel to the Offeror (addressed to the Offeror), with respect to matters set forth in Exhibit A-2. You shall receive an opinion addressed to you and dated the date hereof of Milbank, Tweed, Hadley & McCloy, special U.K. counsel to the Dealer Manager, confirming the opinion delivered by Simmons & Simmons.

     e) You and the Offerors, as the case may be, shall have received opinions dated the date of the first issuance of the Wal-Mart Notes of Hughes and Luce, Simmons & Simmons and Milbank, Tweed, Hadley & McCloy confirming the opinions delivered pursuant to subparagraph (d) above.

     f) You shall have received a letter, satisfactory in form to you and your counsel, dated the commencement date of the Exchange Offer (and reaffirmed and updated to the date of the first issuance of the Wal-Mart Notes) and addressed to you, of Ernst & Young, LLP, independent certified public accountants for the Offeror, containing statements and information of the type ordinarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Exchange Offer Material.

     g) On the commencement date of the Exchange Offer and on the Settlement Date, you shall have received a certificate signed by a Vice President or the Treasurer of the Offeror that states that, (i) except as reflected in or contemplated by the Offering Memorandum, since the date as of which information is given in the Offering Memorandum there shall not have been, at the time of such certificate, any material adverse change, financial or otherwise, in the condition of the Offeror or its subsidiaries from that set forth in the Offering Memorandum, (ii) the representations and warranties of the Offeror herein shall be true and correct at the date of such certificate and
          (iii) the Offeror shall not have failed, at or prior to the time of such certificate, to have performed in all material respects all agreements herein contained which should have been performed by the Offeror at or prior to such time.

     h) It shall not have become unlawful under any United States law or regulation, Federal, state or local, or any applicable non-U.S. law or regulation for you to render services pursuant to this Agreement, or to continue so to act, as the case may be.

     i) The UKLA having agreed to list the Wal-Mart Notes subject only to issuance on or prior to the Settlement Date.

12.  Indemnification.
     ---------------

     a) The Offeror agrees to hold harmless and indemnify you (including any of your affiliated companies) and any officer, director, partner, employee or agent of you or any of such affiliated companies and any entity or person controlling (within the meaning of Section 20(a) of the Exchange Act) you, including any affiliated companies (collectively, the "Indemnified Persons"), from and against any and all Losses actually incurred or suffered by the Indemnified Persons (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Material or in any other material used by the Offeror, or authorized by the Offeror for use in connection with the Exchange Offer or the Transactions contemplated thereby, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) arising out of or based upon the commencement of, or any withdrawal or termination by the Offeror of, or failure by the Offeror to make or consummate the Transactions or any other failure to comply with the terms and conditions specified in the Exchange Offer Material, (iii) arising out of the breach or alleged breach by the Offeror of any representation, warranty or covenant set forth in this Agreement or
          (iv) arising out of, relating to or in connection with any other action taken or omitted to be taken by an Indemnified Person or (v) otherwise arising out of, relating to or in connection with the Exchange Offer, or your services as Dealer Manager hereunder. The Offeror shall not, however, be responsible for any Loss pursuant to clauses (iii), (iv) or (v) of the preceding sentence of this Section 12 which has been finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence on the part of any Indemnified Person, other than any Loss arising out of or resulting from actions performed or omitted to be performed at the request of, with the consent of, or in conformity with actions taken or omitted to be taken by, the Offeror.

     b) The Offeror and you agree that if any indemnification sought by any Indemnified Person pursuant to this Section 12 is unavailable for any reason or insufficient to hold you harmless, then the Offeror and you shall contribute to the Losses for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Offeror, on the one hand, and actually received by you, on the other hand, in connection with the Transactions or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of the Offeror, on the one hand, and you, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by you to all Losses with respect to which contribution is available hereunder shall not exceed the fees actually received by you in connection with your engagement hereunder (excluding any amounts paid as reimbursement of expenses). It is hereby agreed that the relative benefits to the Offeror, on the one hand, and you, on the other hand, with respect to the Exchange Offer and the transactions contemplated thereby shall be deemed to be in the same proportion as (i) the aggregate amount of the Wal-Mart Notes issued or proposed to be issued pursuant to the Transactions (whether or not the Exchange Offer is consummated) bears to (ii) the fees actually received by you from the Offeror in connection with your engagement hereunder (excluding any amounts paid as reimbursement of expenses). The relative fault of the Offeror, on the one hand, and of you and other Indemnified Persons, on the other hand,
          (x) in the case of an untrue or alleged untrue statement of a material fact, shall be determined by reference to, among other things, whether such untrue or alleged untrue statement or omission relates to information supplied by the Offeror or by you or the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (y) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted by the Offeror or by you and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

     c) The Offeror also agrees to reimburse each Indemnified Person for all expenses (including fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to any action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 12 or enforcing this Agreement, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. Promptly after receipt by any Indemnified Person under Section 12 a) of notice of the commencement of any action, such Indemnified shall, if a claim in respect thereof is to be made against the Offeror under such subsection, notify the Offeror in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any Indemnified Person otherwise than under such subsection.

     d) The Offeror agrees that it will not, without your prior written consent, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not you, any other Indemnified Person or the Offeror is an actual or potential party), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person.

     e) The foregoing rights to indemnity and contribution shall apply whether or not the Indemnified Person is a formal party to such litigation or proceeding and shall be in addition to any other right which you and the other Indemnified Persons may have against the Offeror at common law or otherwise.

13.  Reference to Dealer Manager. The Offeror agrees that any reference to you
     ---------------------------
     or your affiliates in any Exchange Offer Material, or any other release, publication or communication to any party outside the Offeror, is subject to your prior approval. If you resign or are terminated prior to the dissemination of any Exchange Offer Material or any other release or communication, no reference shall be made therein to you without your prior written permission.

14.  Access to Information. In connection with your activities hereunder, the
     ---------------------
     Offeror agrees to furnish you and your counsel with all information concerning the Offeror that you may reasonably request and agrees to provide you with reasonable access to the Offeror's officers, directors, accountants, counsel, consultants and other appropriate agents and representatives, all as necessary for you to discharge your obligations and duties under this Agreement, it being understood that you will be entitled to rely upon such information supplied by the Offeror and such persons without assuming any responsibility for independent investigation or verification thereof. In providing any information to you or any of your representatives or advisers, whether pursuant to this Agreement or otherwise, you and your representatives and advisers shall be entitled to receive such information only upon their execution of such confidentiality agreements as the Offeror may reasonably request.

15.  Termination. This Agreement shall terminate upon the expiration,
     -----------
     termination or withdrawal of the Exchange Offer or upon withdrawal by you as Dealer Manager pursuant to Section 4 hereof, it being understood that Sections 3, 5, 6, 8, 9, 10, 12, 15, 17, 20, 21, 22, 23, 24, 25 and 26
     hereof shall survive any termination of this Agreement. In addition, you shall have the right to terminate this Agreement if the opinions of counsel specified in Section 11 hereof are not received by you upon request.

16.  Notices. All notices and other communications required or permitted to be
     -------
     given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

          a)   if to you:

                      Credit Suisse First Boston (Europe) Limited
                      One Cabot Square
                      London E14 4QJ
                      England
                      Telecopy No.: 44 20 7890 2367
                      Attention: Michael Saron

                      with a copy to:

                      Milbank, Tweed, Hadley & McCloy LLP
                      1 Chase Manhattan Plaza
                      New York, New York 10005

                      Telecopy No.: 212-530-5219
                      Attention: Arnold B. Peinado, III

          b)   if to Offeror:

                      Wal-Mart Stores, Inc,
                      702 S.W. 8th Street
                      Bentonville,
                      Arkansas 72716 U.S.A.

                      Telecopy No.:
                      Attention:
                                       15
                      with a copy to:

                      Hughes & Luce LLP
                      1717 Main Street, Suite 2800
                      Dallas, TX
                      75201 U.S.A.

                      Telecopy No.: 214-939-6100
                      Attention: Dudley Murrey

17.  Consent to Jurisdiction; Service of Process. The Offeror hereby (a) submits
     -------------------------------------------
     to the jurisdiction of any New York State or Federal court sitting in the City of New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of an inconvenient forum,
     (d) agrees not to commence any action or proceeding relating to this Agreement other than in a New York State or Federal court sitting in the City of New York and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

18.  Entire Agreement. This Agreement (the provisions of which are ratified and
     ----------------
     confirmed in all respects) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

19.  Amendment.  This Agreement may not be amended except in writing signed by
     ---------
     each party to be bound thereby.

20.  Governing Law.  The validity and interpretation of this Agreement shall be
     -------------
     governed by, and construed and enforced in accordance with, the laws of the State of New York, applicable to contracts made and to be performed therein.

21.  Waiver of Jury Trial. THE OFFEROR HEREBY AGREES ON ITS OWN BEHALF TO WAIVE
     --------------------
     ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE EXCHANGE OFFER).

22.  Counterparts; Severability. This Agreement may be executed in two or more
     --------------------------
     separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

23.  Parties in Interest.  This Agreement, including rights to indemnity and
     -------------------
     contribution hereunder, shall be binding upon and inure solely to the benefit of each party hereto, the Indemnified Persons and their respective successors, heirs and assigns, and nothing in this

     Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

24.  Tombstone. The Offeror acknowledges that you may at your expense place an
     ---------
     announcement in such newspapers and periodicals as you may choose, stating that you have acted or are acting as Dealer Manager and financial advisor to the Offeror in connection with the Exchange Offer and the transactions contemplated thereby; provided that, at least 48 hours prior to the submission of such announcement for publication you will provide a copy of the proposed announcement to the Offeror for its review and comment. Notwithstanding any provision herein to the contrary, it is expressly understood that expenses incurred in respect of the "Notice of Exchange Offer" to be published in The Financial Times, The Wall Street Journal, The New York Times or any other publication in connection with the Exchange Offer as and to the extent required by applicable law shall be borne by the Offeror.

25.  Trading Activities. The Offeror acknowledges that you may trade one or more
     ------------------
     series of the Target Notes for your own account or for the accounts of your customers, and hold a long or a short position in the Target Notes, in each case in accordance with the requirements of applicable law. The Offeror also acknowledges that your affiliates, or funds managed by your affiliates, may hold or trade one or more series of the Target Notes on behalf of asset management clients, in each case in accordance with the requirements of applicable law. The Offeror acknowledges that, at any given time, you may trade the Wal-Mart Notes for your own account or for the accounts of your customers, and accordingly may hold a long or a short position in the Wal-Mart Notes, in each case in accordance with the requirements of applicable law.

26.  Expenses to be Reasonable. In each instance in which any party hereto
     -------------------------
     undertakes to pay or reimburse another party for certain expenses, costs or disbursements of that other party (including attorney's fees, disbursements and other costs), unless expressly provided to the contrary, such undertaking shall be deemed to be an undertaking to pay such expenses, costs and disbursements that are reasonable within the context in which they were incurred and are of amounts, and were incurred based on rates, that are reasonable within the marketplace.

Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

                                            Very truly yours,

                                            WAL-MART STORES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Accepted as of the date first above written:

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED


By:
   --------------------------------------
   Name:
   Title:

                                                                     Exhibit A-1


           Matters to be Addressed in the Opinion of Hughes & Luce LLP

                              [Text not included]

                                      A-1-1

                                                                     Exhibit A-2


           Matters to be Addressed in the Opinion of Simmons & Simmons

                               [Text not included]

                                      A-2-1